UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2018

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Nueces St., Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

110 San Antonio St. Suite 160, Austin, TX

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 25, 2018, the board of directors of Digital Turbine, Inc. (the “Company”) appointed Roy H. Chestnutt as a director, effective June 1, 2018.

Roy H. Chestnutt served as Executive Vice President and Chief Strategy Officer Verizon since January 2013. He was responsible for development and implementation of Verizon's overall corporate strategy, including business development, joint ventures, strategic investments, acquisitions and divestitures. Before being named to that position, Chestnutt was Senior Vice President – Corporate Strategy, with responsibility for the formulation and execution of Verizon's strategic plan addressing new markets, solution areas and services that capitalize on the company's assets, capabilities and brand across all lines of business. Chestnutt joined Verizon in 2011 from Motorola Networks where he served as corporate vice president of the Americas and helped lead the successful transition of the business unit to new ownership by Nokia Siemens Networks. Chestnutt was previously Chairman and Chief Executive Officer of Grande Communications, a facilities-based, "triple-play" communications provider in Texas. His responsibilities included leading the transition of Grande from startup to a full service, market-driven company, resulting in the successful sale of the company. Prior to joining Grande, Chestnutt was the senior vice president of National Field Sales and General Business for Sprint-Nextel. From 2000 to 2005, Chestnutt held positions at Nextel Communications as regional vice president of the Southwest in Austin and of the West in the San Francisco Bay Area. He also has general management experience with PrimeCo Personal Communications and AirTouch Cellular. Mr. Chestnutt also served on the Board of the GSMA and chaired the Strategy Committee of 25 Global Telecom Heads. He earned an MBA from the University of San Francisco, and a B.S. in Business Administration from San Jose State University. The board of directors appointed Mr. Chestnutt to serve as a director based on the entirety of his experience and skills, although the board noted specifically his broad knowledge of the wireless industry and extensive industry relationships.

In connection with his appointment to the board of directors, Mr. Chestnutt will receive substantially the same equity and cash compensation for services as the Company provides to other non-employee director, including for committee service. The Company reviews and may change its compensation for directors from time to time, however the compensation for directors that is currently in effect is disclosed in the Company’s definitive proxy statement filed December 21, 2017.

Mr. Chestnutt’s committee assignments have not yet been determined.

There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Mr. Chestnutt had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships among Mr. Chestnutt and any other directors or officers of the Company.

A copy of the press release regarding the above is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated April 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2018	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated April 25, 2018